SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

[ X] Filed by the Registrant
[  ] Filed by a party other than the Registrant

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for  Use  of  the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[  ] Definitive Proxy Statement

[X ] Definitive  Additional Materials
[  ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       INVESCO GLOBAL HEALTH SCIENCES FUND

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required
[  ] $125  per  Exchange Act  Rules  0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11/

     1. Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fees calculated and state how it was determined):
        ------------------------------------------------------------------------

     4. Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

     5. Total fee paid:
        ------------------------------------------------------------------------

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:
        ------------------------------------------------------------------------
     2. Form Schedule or Registration Statement No.
        ------------------------------------------------------------------------
     3. Filing Party:
        ------------------------------------------------------------------------
     4. Date Filed:
        ------------------------------------------------------------------------


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INVESCO GLOBAL HEALTH SCIENCES FUND             INVESCO Funds Group, Inc.
                                                Investment Division
                                                7800 East Union Avenue
                                                Suite 1100
                                                Denver, Colorado 80237
                                                Telephone: 303-930-2400

PRESS RELEASE                             For  more information,
                                          please contact:
                                          Molly Cisneros, 303-930-6540
                                          Director Investor Relations


INVESCO GLOBAL HEALTH SCIENCES FUND PROXY STATEMENT CORRECTION

July 28, 1998, Denver, Colorado - With the concurrence of Advantage Partners, L.P., INVESCO Global Health Sciences Fund (NYSE: GHS) (the "Fund") has announced a correction to the Fund's proxy statement dated July 23, 1998 for its Annual Meeting of Shareholders to be held on August 27, 1998. The second full paragraph on page 13 of the proxy statement, which was part of the statement presented by Advantage Partners, L.P. in support of its shareholder proposal, unfortunately contained an error, which Fund Management regrets. That paragraph of the supporting statement by Advantage Partners, L.P. should read as follows:

     The Board resisted shareholder suggestions over the years to open-end the fund yet never provided any economic justification for inaction on the $100 million discount problem. In our opinion, retaining the closed-end structure is more helpful to Invesco's approximately $5 million in annual management fees than it is for shareholder returns. We urge you to see through the attempt that is made to oppose our proposal.

The INVESCO Global Health Sciences Fund is a diversified closed-end investment company managed by INVESCO Funds Group, Inc. Its investment objective is to seek capital appreciation by investing substantially all of its assets in equity and related securities of U.S. and foreign companies presently engaged in the development, production and distribution of products and services related to the health sciences.



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